Exhibit 21
Subsidiaries of ORBCOMM Inc.

Subsidiary	Jurisdiction of Organization	% Owned
ORBCOMM LLC	Delaware	100%
ORBCOMM License Corp.	Delaware	100%
ORBCOMM International Holdings LLC	Delaware	100%
ORBCOMM International Holdings 1 LLC	Delaware	100%
ORBCOMM International Holdings 2 LLC	Delaware	100%
ORBCOMM International Holdings 3 LLC	Delaware	100%
ORBCOMM Africa LLC	Delaware	100%
ORBCOMM AIS LLC	Delaware	100%
ORBCOMM Central America Holdings LLC	Delaware	100%
ORBCOMM China LLC	Delaware	100%
ORBCOMM CIS LLC	Delaware	100%
ORBCOMM Europe LLC	Delaware	26%
ORBCOMM India LLC	Delaware	100%
ORBCOMM South Africa Gateway Company LLC	Delaware	100%
ORBCOMM Terrestrial LLC	Delaware	100%
ORBCOMM Albania	Albania	26%
ORBCOMM de Argentina, S.A.	Argentina	100%
ORBCOMM Australia Gateway Company Pty. Limited	Australia	100%
European Datacomm Holding NV	Belgium	1.82%
Syndhurst (Proprietary) Limited	Botswana	100%
ORBCOMM Do Brasil Participacoes Ltda	Brazil	100%
ORBCOMM Do Brasil Telecomunicacones Ltda	Brazil	100%
Stellar Satellite Communications Ltd.	British Virgin Islands	100%
ORBCOMM Canada Inc.	Canada	100%
Leosatellite Services de Colombia, S.A.	Colombia	100%
Leo Satellite Services de Costa Rica Sociedad Anonima	Costa Rica	100%
ORBCOMM Adriatic d.o.o	Croatia	26%
Leosatellite Services de Ecuador, S.A.	Ecuador	100%
ORBCOMM de El Salvador, S.A.	El Salvador	100%
Satcom International Group Plc	England and Wales	52%
ORBCOMM Guatemala, S.A.	Guatemala	100%
ORBCOMM de Honduras, S.A.	Honduras	100%
OE License Company Ltd.	Ireland	26%
ORBCOMM Japan Ltd.	Japan	51%
SAI ORBCOMM Latvia	Latvia	26%
ORBCOMM Macedonia DOOEL Skopje	Macedonia	26%
Reward Technologies SDN. BHD.	Malaysia	100%
MITE Global Communications, S.A. de C.V.	Mexico	35%
ORBC DE MEXICO, S.A. DE C.V	Mexico	100%
ORBCOMM Maghreb	Morocco	23%
ORBCOMM Curacao Gateway N.V.	Netherlands Antilles	100%
ORBCOMM New Zealand Limited	New Zealand	100%
ORBCOMM de Nicaragua, S.A.	Nicaragua	100%
ORBCOMM Panama Incorporated, S.A.	Panama	100%
ORBCOMM Paraguay, S.A.	Paraguay	100%

Subsidiary	Jurisdiction of Organization	% Owned
ORBCOMM Peru, S.A.	Peru	100%
ORBCOMM — GONETS CIS	Russia	50%
ORBCOMM Singapore Pte. Ltd.	Singapore	100%
ORBCOMM Africa (Proprietary) Limited	South Africa	15%
ORBCOMM South Africa (Proprietary) Limited	South Africa	100%
LEOSAT TELEKOMUNIKASYON HIZMETLER VE UYDU TEKNOLOJILERI SANAYI VE TICARET ANONIM SIRKETI	Turkey	99.9%
ORBCOMM UA Limited Liability Company	Ukraine	100%
Bonimix S.A.	Uruguay	100%
Listed above are certain consolidated directly or indirectly owned ORBCOMM Inc. subsidiaries included in the consolidated financial statements of ORBCOMM Inc. Unlisted subsidiaries, considered in the aggregate, do not constitute a significant subsidiary.